Exhibit 99.1

FOR IMMEDIATE RELEASE

CONFERENCE CALL DETAILS ON PAGE TWO

AEGERION PHARMACEUTICALS ANNOUNCES

THIRD-QUARTER 2011 FINANCIAL RESULTS

- Company remains on track for Q1, 2012 U.S. and EU filings

Cambridge, MA, October 27, 2011 – Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced its financial results and business highlights for the third-quarter ended September 30, 2011.

Financial Results and Outlook

For the quarter ended September 30, 2011, Aegerion reported a net loss attributable to common stockholders of $10.1 million, or $0.48 per share, compared with a net loss attributable to common stockholders of $6.2 million, or $3.61 per share, for the same period in 2010. For the nine months ended September 30, 2011, net loss attributable to common stockholders was $25.6 million, or $1.36 per share, compared with a net loss attributable to common stockholders of $10.9 million, or $6.39 per share, for the same period in 2010. Cash, cash equivalents and marketable securities totaled approximately $82.9 million as of September 30, 2011 compared to $0.4 million as of September 30, 2010.

Research and development expenses were $7.1 million for the quarter ended September 30, 2011, compared to $1.3 million for the same period in 2010. Research and development expenses were $15.5 million and $3.6 million for the nine months ended September 30, 2011 and 2010, respectively. The increase in research and development expenses for both the three and nine month periods in 2011 over the comparable periods in 2010 was primarily related to the advancement of the Phase III clinical development program for our lead compound, lomitapide, as well as the advancement of the regulatory work and related preparations for the anticipated NDA and MAA filings in the first quarter of 2012.

General and administrative expenses were $3.5 million for the quarter ended September 30, 2011, compared with $1.5 million for the same period in 2010. For the nine months ended September 30, 2011 and 2010, general and administrative expenses were $10.2 million and $3.2 million, respectively. The increase in general and administrative expenses for both the three and nine month periods in 2011 over the comparable periods in 2010 was primarily related to increases in headcount and related stock compensation costs, as well as the costs associated with operating as a public company.

Management Commentary

“We made significant accomplishments in our first year as a public company, the greatest of which is that we remain on track for NDA and MAA filings for lomitapide in the first quarter of 2012,” said Marc D. Beer, Chief Executive Officer. “We are also proceeding with the global commercial build out of the organization with confidence, laying the foundation for a successful launch with a first-class team experienced in rare disease management.”

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Thursday, October 27, 2011 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (International callers dial (760) 298-5082). In addition, the conference call will be available through a live audio webcast in the “Investors” section of the Aegerion website, www.aegerion.com. An accompanying slide presentation also can be accessed via the Aegerion website. The conference call will be archived and accessible on the same website shortly after the conclusion of the call.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the ongoing development of the Company’s product candidates and the expected timing of regulatory filings. The forward-looking statements in this release do not constitute guarantees of future performance. In addition, investors should note that the Company’s third quarter 2011 financial results, as discussed in this release, are preliminary and unaudited, and subject to further adjustment. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses; our potential need for additional capital to fund operations and develop our product candidates; uncertainties associated with the clinical development and associated regulatory filings of our product candidates, including the risk that our regulatory filings may not be accepted by the applicable regulatory authorities or that such acceptance may be delayed, the risk that our product candidates may not be approved for any indication, or if approved, the risk that the finally approved definition of the targeted patient populations for our product candidates may be narrower than we expect; risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates; risks associated with our lack of sales and marketing experience; the highly competitive industry in which we operate; risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates; the risk that third parties may allege that we infringe their intellectual property rights or that we have failed to comply with the provisions of our in-license agreements; risks associated with our reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with our ability to recruit, hire and retain qualified personnel; risks associated with our reliance on certain key personnel; and risks associated with volatility in our stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in the Company’s public filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and available on the SEC’s website at http://www.sec.gov.

CONTACT:

Aegerion Pharmaceuticals, Inc. Corporate Mark Fitzpatrick, CFO +1 (617) 500-6235	LaVoie Group, Inc. Investors & Media Amanda Murphy + 1 (978) 745-4200 x107

amurphy@lavoiegroup.com

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Statements of Operations

(Unaudited)

					Period from February 4, 2005 (inception) to September 30, 2011
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Expenses:
Research and development	$7,105,449	$1,332,327	$15,540,060	$3,625,379	$65,407,324
General and administrative	3,456,289	1,531,275	10,152,220	3,201,255	34,697,255

Total operating expenses	10,561,738	2,863,602	25,692,280	6,826,634	100,104,579

Loss from operations	(10,561,738)	(2,863,602)	(25,692,280)	(6,826,634)	(100,104,579)
Interest expense	(334,692)	(607,462)	(779,022)	(1,790,227)	(7,676,854)
Interest income	96,233	15,218	233,929	53,873	2,950,365
Other income\(expense), net	679,699	(1,835,322)	679,699	(1,515,937)	(1,773,572)
Interest and other income/(expense), net	441,240	(2,427,566)	134,606	(3,252,291)	(6,500,061)

Loss before income taxes	(10,120,498)	(5,291,168)	(25,557,674)	(10,078,925)	(106,604,640)
Benefit from income taxes	—	—	—	1,793,129	1,793,129

Net loss	(10,120,498)	(5,291,168)	(25,557,674)	(8,285,796)	(104,811,511)
Less: Accretion of preferred stock dividends and other deemed dividends	—	(881,146)	—	(2,614,703)	(23,663,413)

Net loss attributable to common stockholders	$(10,120,498)	$(6,172,314)	$(25,557,674)	$(10,900,499)	$(128,474,924)

Net loss attributable to common stockholders per common share—basic and diluted	$(0.48)	$(3.61)	$(1.36)	$(6.39)

Weighted-average shares outstanding – basic and diluted	21,063,714	1,708,129	18,812,037	1,705,903

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Balance Sheets

(unaudited)

	September 30, 2011	December 31, 2010
Cash, cash equivalents and marketable securities	$82,917,075	$44,100,897
Prepaid expenses and other current assets	654,249	504,744
Restricted cash	104,892	—
Property and equipment, net	251,990	16,471
Long-term investments	—	1,125,000
Other assets	829,608	—

Total assets	$84,757,814	$45,747,112

Accounts payable and accrued expenses	$5,215,737	$4,668,698
Current portion of long-term debt	1,250,002	—
Long-term debt	8,749,998	—
Other noncurrent liabilities	871,259	—

Total liabilities	16,086,996	4,668,698
Total stockholders’ equity	68,670,818	41,078,414

Total liabilities and stockholders’ equity	$84,757,814	$45,747,112